UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On and effective as of August 24, 2011, the Board of Directors of SVB Financial Group (the “Company”) elected Mr. Garen Staglin as a director and appointed him as a member of the Directors’ Loan Committee and Governance Committee. Mr. Staglin has served as an advisory director of the Company since February 2011.

In connection with his service to the Company as a director, Mr. Staglin will be entitled to compensation in accordance with the Company’s director compensation policy, which includes annual cash retainers and meeting fees, as well as annual grants of director equity awards.

Mr. Staglin does not have any familial relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no transactions in which Mr. Staglin has an interest requiring disclosure under Item 404(a) of SEC Regulation S-K. Mr. Staglin has also entered into the Company’s standard form of Indemnification Agreement for directors.

A copy of the press release announcing the election of Mr. Staglin is filed herewith as Exhibit 99.1 and incorporated hereby reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 25, 2011, announcing the election of Garen Staglin to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2011	SVB FINANCIAL GROUP

	By:	/s/ GREG BECKER
	Name:	Greg Becker
	Title:	President and Chief Executive Officer